AGREEMENT



         AGREEMENT made and entered into as of the 15th day of March, 1999 by and between East Coast Angels, L.L.C. ("East Coast"), a Florida Limited Liability Company, and IXION BIOTECHNOLOGY, INC., a Delaware corporation ("Company").

         WHEREAS, Company intends to (a) obtain additional financing by making an offering ("Offering") consisting of a private placement of the Company's stock or other securities with investors introduced to Company solely by East Coast (each an "Investor"); (b) enter into a strategic alliance with an entity introduced to Company solely by East Coast ("Strategic Alliance") which may include, but is not limited to, a relationship with a corporate partner, a commitment to provide funding, or the sale of equity or other securities; and
(c) enter into a merger, consolidation or sale of all or substantially all of the Company's assets with an entity introduced to Company solely by East Coast ("Business Combination"); and

         WHEREAS, East Coast is willing to assist Company with Transactions;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the undersigned agree as follows:

1. TERM OF AGREEMENT. This Agreement shall have a term ("Agreement Term") of six months, beginning on the date first above written, 1999, unless extended by the mutual written agreement of both parties.

2. DUTIES OF EAST COAST. East Coast's sole function shall be to:

         a. Act as a nonexclusive finder, that is to identify prospective Resources and make introductions of such Resources to Company. Such introductions shall be in writing. However, in performing such duties East Coast shall not evaluate or endorse the merits of any investment, Strategic Alliance or Business Combination opportunity presented to Company and makes no recommendations or endorsements regarding the appropriateness of particular investment, Strategic Alliance or Business Combination opportunities for particular Resources. Potential Resources must rely on their own judgment regarding the merits of a particular opportunity. Potential resources shall conduct their own independent investigation of the Company and the facts submitted by the Company to make an informed decision. East Coast shall not become involved with any negotiations between Company and Resources or with structuring any transaction. Additionally, East Coast will not handle any funds or securities involved in completing the transaction.

3. RIGHTS OF EAST COAST. If at any time during a period of one year after the expiration of the Agreement Term, including extensions, Company closes a Transaction with any Resource or any "Affiliate" (as defined below) of any such Resource that was introduced solely (or if not solely, then introduced first) by East Coast, East Coast shall be entitled to remuneration as provided in this Agreement with respect to such Transaction with such Resource or Affiliate. "Affiliate" for purposes of this Agreement shall mean a person or entity who controls, is controlled by, or is under common control with a Resource.



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4. EXPENSES.  You agree to pay us an initial  retainer  deposit of  One-thousand dollars ($1,000) upon execution of this Agreement. You authorize us to use those funds to pay costs and expenses in connection with performing our services including, but not limited to: outside consulting fees, messenger and other delivery fees, overnight delivery fees, and travel expenses. Such expenses will
be  itemized.   Un-expended   funds  shall  be  returned  to  the  Company  upon
termination. Any other charges above this amount shall be subject to Company's approval.

5.       REMUNERATION.

         a. Upon closing of a transaction consistent with the time and rights pursuant to paragraph 3 of this Agreement, with a Resource or an Affiliate, East Coast shall be entitled to receive at closing from funds provided through the transaction a finder's fee equal to Ten (10) percent of the funds raised ("Fee"). If there is more than one closing, East Coast shall receive a Fee at each closing. The Fee shall be in the same form as the funds raised.

         b. If a Transaction is not consummated with a Resource, or with any of their Affiliates, East Coast shall not be entitled to a Fee under this Agreement.

         c. In the event that the Company consummates a Strategic Alliance, the total consideration upon which the Fee is based shall include, but shall not be limited to: (a) payments made for assets, (b) payments made for equity or other securities, (c) future payments for which the partner is obligated either absolutely or upon the attainment of expressly specified milestones, (d) funding by the partner (through reimbursement or otherwise) of any expenditures of the Company and (e) all future profits for any services provided by the Company for the Strategic Alliance which are purchased over a period of time. Each Fee received shall be aggregated with previous Fees received under this Agreement. The Fee shall be calculated using the sum of the above categories, (a) through
(e), commencing on the first day of the Strategic Alliance using the following percentages over the specified time periods:

         1.       5% for the first twelve months (1st day through 12th month);
         2.       4% for the next twelve months (12th month plus one day
                     through 24th month);and
         3.       3% for the next twelve months (24th month plus one day
                     through the 36th month).

6. REPRESENTATIONS. The acts, statements and representations made by Company to Resources and East Coast are the sole responsibility of Company, and Company agrees to indemnify East Coast for any liability, claims, losses and expenses, including legal expenses, incurred by East Coast that result from Company's representations which are materially incomplete, false, or misleading. Company represents that all materials provided to East Coast regarding the Transaction are truthful and accurate in all material respects. East Coast warrants that it will be the only finder entitled to a fee in connection with a Transaction, unless other finders are disclosed in advance and accepted by Company.

7. AUTHORITY. Company represents that it has the authority to enter into this Agreement, and all parties executing this Agreement have been duly authorized by the Company.

8. ADR; WAIVER OF JURY TRIAL. Neither party shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties before that party has sought to resolve the dispute through direct negotiations with the other party. If the dispute is not resolved within three weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation under the Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes in effect on the date of this agreement. The parties will select a mediator with the assistance of the CPR. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals. Any controversy or claim arising out of or relating to this agreement, or the breach, termination, or validity thereof, shall be settled by arbitration by a sole arbitrator in accordance with the CPR Rules for Non-Administered Arbitration, and judgement upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. All parties to this Agreement agree to waive the right either may have to a trial by jury with respect to any litigation in any way related to this Agreement.


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9. ENTIRE  AGREEMENT.  This Agreement  constitutes the entire  Agreement of, and supersedes any prior agreements or understandings between, the parties. No amendment, alteration or withdrawal of this Agreement shall be valid or binding unless made in writing and signed by the parties. Any purported amendment, modification or withdrawal which is oral shall be void and of no effect whatsoever.

10. CHOICE OF LAWS; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, exclusive of its choice-of-law principles; and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent jurisdiction in Palm Beach County, Florida, and each party waives all objections to such jurisdiction and venue.

11.      CONTINUING EFFECT.   Sections 6 and 10 shall survive the expiration or
termination of this Agreement.

12. ENFORCEABILITY AND SEVERABILITY. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, such event shall in way impair the other terms and provisions of this Agreement.

13. NOTICES. All legal notices required under this Agreement shall be deemed sufficient if forwarded to the parties by certified mail, and shall be deemed received upon the third business day after mailing. Such notices shall be mailed as follows:

                               If to East Coast:

                              Edwards & Angell, LLP
                            Attention: Michael Heller
                          250 Royal Palm Way, Suite 300
                            Palm Beach, Florida 33480

                               If to Company:

                            Ixion Biotechnology, Inc.
                          13709 Progress Blvd., Box 13
                             Alachua, Florida 32615


14. EXECUTION OF AGREEMENT. This Agreement may be executed in counterparts.


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        IN WITNESS  WHEREOF,  the  parties  have caused  this  Agreement  to be executed as of the date first above written.

                                           EAST COAST ANGELS, L.L.C.


                                           By:
                                           Lanny K. Marks, Secretary




                                           By:
                                           Weaver H. Gaines
                                           Chairman and Chief Executive Officer